EXHIBIT 23.1



                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 11, 1997, on our audits of the consolidated financial statements and financial statement schedules of New Plan Realty Trust (the "Trust") as of July 31, 1997 and 1996 and for each of the three years in the period ended July 31, 1997, which are included in the Annual Report on Form 10-K of the Trust for the year ended July 31, 1997.


                                   COOPERS & LYBRAND LLP


New York, New York
January 28, 1998